UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): October 15, 2021

INTERDIGITAL, INC.
(Exact name of Registrant as Specified in Charter)

Pennsylvania	1-33579	82-4936666
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Bellevue Parkway, Suite 300
Wilmington, DE 19809-3727
(Address of principal executive offices, Zip code)

302-281-3600
Registrant's telephone number, including area code

Not Applicable
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	IDCC	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 15, 2021, Richard L. Gulino, Chief Legal Officer, General Counsel and Corporate Secretary of InterDigital, Inc. (the “Company”), notified the Board of Directors of the Company of his intent to retire from his current position effective October 19, 2021. Mr. Gulino will remain with the Company through December 3, 2021 (the “Retirement Date”) as a strategic advisor to facilitate the transition of his responsibilities.
In consideration of his distinguished service to the Company and the Company’s desire to ensure a smooth transition to his successor, the Company entered into a Retirement & Transition Agreement and Release with Mr. Gulino (the “Gulino Retirement Agreement”) on October 19, 2021.
Under the Gulino Retirement Agreement, Mr. Gulino agreed to provide limited transition services on a part-time basis for a period of 100 calendar days following the Retirement Date in exchange for a pro-rata portion of his 2021 Short-Term Incentive Plan award, based upon actual performance, to which he would not otherwise be entitled. Mr. Gulino’s equity awards will not be impacted by this agreement and will continue to be governed by the terms of the applicable award agreements.
The summary of the Gulino Retirement Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of such document, a copy of which will be filed as an exhibit to the Company’s upcoming Annual Report on Form 10-K for the year ending December 31, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERDIGITAL, INC.

By: /s/ Joshua D. Schmidt
Joshua D. Schmidt
Chief Legal Officer
and Corporate Secretary

Date: October 19, 2021